Exhibit 10.4

Labor Contract

Party A (Company):

Address:

Legal representative:

Party B (employee):

ID card No.:

Preface

Party A and Party B have entered into the following Labor Contract (including appendixes: Contract on Protection of Business Secret, Contract on Prohibition of Business Competition, and Supplemental Agreement of the Labor Contract, when applicable) (hereinafter referred to as Contract) according to the Labor Law of the People’s Republic of China as well as other related national and local laws and regulations and following the principles of equality, voluntariness and unanimity through consultation.

(Party A or Party B is hereinafter referred to as “one party”, and Party A and Party B are hereinafter referred to as “both parties” jointly.)

Article 1 Contract Term

1.1	Contract term is years, from to .

1.2	The Contract will terminate upon expiration of its term, with exception that both parties agree to renew it. Before its expiration, the Contract may be lengthened as long as both parties agree on it and sign a written agreement for it. In the case that both parties have not entered into a written agreement before the Contract expires, the labor relation of both parties will terminate upon the expiration of the Contract.

Article 2 Probation Period

2.1	The probation period agreed by both parties is subject to below.

2.1.1	The probation period is not applicable to Party B; or

2.1.2	The probation period herein is months, from to , and is included in the Contract term.

2.2	Instructions on probation period

2.2.1	The probation period is one, two or three months respectively for employees signed the Contract with a term of one, two or three years with the Company respectively.

2.2.2	If an employee signed the Contract with a term of three years with the Company fails to meet the Company’s requirement within the probation period, the probation period may be lengthened properly, but it should be not longer than six months.

2.2.3	Any necessary alterations of the provisions above should be in written form based on the consultation of both parties.

2.3	Instructions on termination of probation period

2.3.1	If Party B is proved to be not in line with the admission term during the probation period, Party A shall have the right to terminate the Contract at any time; and if Party B intends to leave the Company due to some reason, he or she may submit an resignation application at any time, but his or her salary shall not be settled up until the handover formalities have been finished.

Article 3 Position

3.1	The position and department of Party B are and respectively. Party A shall be entitled to regulate the position of Party B in accordance with its business needs.

Article 4 Remuneration

4.1	The salary of Party B should be subject to the system, form and standard of salary distribution confirmed by Party A but be not lower than the lowest level specified by relevant laws and regulations. Before the Contract is signed, Party A has specified the issue to Party B and Party B has confirmed the issue.

4.2	The remuneration of Party B is RMB per month (inclusive of tax) in probation period; and it is RMB per month (inclusive of tax) after probation period, including RMB per month (inclusive of tax) as compensation for confidentiality and prohibition of business competition ( for the definition, please refer to the Contract on Prohibition of Business Competition).

4.3	Party A shall have the right to communicate with Party B and regulate his or her remuneration correspondingly according to its business situation and business performance and Party B’s job skills, work attitude and work performance.

4.4	Party B should have his or her personal income tax held and remitted by Party A in accordance with the tax laws formulated by Chinese government.

Article 5 Working Hours

5.1	There are forty working hours for Party B each week, i.e. 9:00a.m. to 5:30p.m. (with half an hour between 12:00 to 1:00p.m. for lunch) on Monday to Friday.

5.2	Within the Contract term and on the premise of no violation to laws and regulations, Party A shall have the right to properly regulate the working hours of Party B according to its business needs.

Article 6 Archives Management

6.1	Both parties agree to carry out archives management as specified in the following .

6.1.1	Party B is not required to transfer his or her personal file to the Company; or

6.1.2	Party B should transfer his or her personal file to the place appointed by Party A to store archives of its employees within working days after the Contract is signed; if Party B fails to do so within the given time limit, Party A shall have the right to deduct ten percent (RMB ) from the monthly salary of Party B as penalty and reserve the right to terminate the Contract unilaterally at any time and without any compensations while committing no violations to laws and regulations.

6.1.3	Both parties have signed a supplemental agreement about archives management and relevant issues (see Appendix 3 herein, i.e. Supplemental Agreement of the Labor Contract).

Article 7 Labor Protection and Working Conditions

7.1	Party A shall abide by the state’s relevant regulations about labor safety and hygiene, create the working conditions in line with the state’s labor safety and hygiene standards for Party B, provide necessary articles for labor protection for Party B, conduct education about labor safety and hygiene for Party B and guarantee the safety and health of Party B in work according to law. On the other hand, Party B should abide by Party A’s rules and systems about labor safety lest occupational hazards and accidents happen.

7.2	Party A should follow relevant regulations of the state to cover relevant labor insurance on Party B and provide welfare and labor protection for it.

7.3	Party B shall enjoy legal festivals and holidays in accordance with relevant regulations of the state. If Party B doesn’t enjoy legal festivals and holidays due to the business needs of Party A or emergencies, Party A should make economic compensations for it according to relevant regulations of the state. On the basis of an agreement reached by both parties, Party B may also take deferred holidays or vacations.

7.4	Party B shall have the right to enjoy marriage leave, funeral Leave, home leave, maternity leave (when applicable) and some other paid leaves. Besides, Party B shall enjoy the paid annual leave offered by Party A according to relevant regulations of the state. The paid annual leave means that apart from legal festivals and holidays, Party A, after serving Party A for more than one year, shall have the right to enjoy some period of paid leave each year, with the specific length subject to Party A’s regulations about staff management.

7.5	To take a vocation, Party B must obtain the approval of Party A first. Party A shall have the right to ask Party B to take an early or deferred vocation or to end the vocation in advance.

7.6	The compensations made for Party B due to work-related injuries or death and the period of medical treatment and relevant remuneration of Party B due to diseases or non-work-related injuries should be subject to relevant national and local regulations and the regulations of Party A.

Article 8 Rights and Obligations of Party A

8.1	Party A shall have the right to assign rational work tasks within the working hours and Party B should finish them within the given time and according to working standard;

8.2	Party A shall have the right to ask Party B to improve his or her working quality and efficiency and, if Party B fails to meet the working standard of Party A within the given time, Party A shall have the right to ask Party B to finish the work tasks in non-working hours;

8.3	When formulating rules and systems, Party A may listen to and take the opinions of employees by following the democratic procedure;

8.4	Through consultation with Party B, Party A shall have the right to ask Party B to work overtime;

8.5	Party A should, according to the remuneration standard specified by it and the provisions of the Contract, pay Party B’s remuneration at the specified time;

8.6	Party A should provide Party B with necessary working environment and conditions and necessary facilities for Party B to finish work tasks;

8.7	Party A shall have the right to decide on the rewards or punishment for the work behaviors of Party B in accordance with its rules and systems;

8.8	Party A should provide the welfares and social security specified herein and in relevant laws to Party B; and

8.9	When the Contract terminates at the specified expiry date or in advance, if Party B fails to fulfill the handover formalities in accordance with relevant provisions herein and of Party A, or fails to return relevant properties of Party A to it, Party A shall have the right to provisionally suspend the payment of payable salary and economic compensations till Party B has fulfilled corresponding obligations.

Article 9 Rights and Obligations of Party B

9.1	Party B shall have the right to gain its remuneration each month;

9.2	Party B is liable to strictly follow any Employees’ Code of Conduct, rules and regulations, department regulations and some other internal regulations formulated before or after the Contract is signed;

9.3	Party B shall have the right to propose opinions and suggestions through democratic procedure for the rules and regulations and department regulations formulated by Party A;

9.4	Party B is liable to finish the work tasks assigned by Party A seriously and carefully and according to the requirements (including time requirement and quality requirement) of Party A and do the best to promote the business of Party A, or it should finish the work tasks in the non-working hours;

9.5	Party B is liable to follow the leading and management of Party A and, when Party A makes work arrangement and regulation for Party B according to its business needs, to follow the assignment of Party A and finish some work tasks at other places rather than the work place;

9.6	Party B is liable to work truthfully and with professional dedication;

9.7	Party B is liable to consciously defend the reputation and interests of Party B and the unity among staff of Party B;

9.8	Party B commits that as rationally known by himself or herself, he or she has no chronic or serious diseases, or any other diseases making himself or herself incompetent to the work specified herein by the day on which the Contract is signed;

9.9	Party B commits that when the Contract is signed, he or she has no other labor relation which has not been ended yet and, for any violation or holding back about this, it would like to bear all legal responsibilities and, if Party A suffers from losses due to claims of third party arising from this, it would like to make full-amount compensations for all losses suffered by Party A;

9.10	Party B has the duty of confidentiality for Party A’s affairs and materials or any business secrets and materials of customers of Party A, which Party B knows or possibly knows when serving Party A, and must not disclose them to any individuals, companies or organizations (no matter they have been registered or not) and Party B is liable to do his or her best to prevent the affairs, materials and business secrets from disclosure in any forms (both parties may sign Appendix 1 hereof, namely Contract on Protection of Business Secret); and

9.11	Within months after the Contract is cancelled or terminated, Party B must not take part in the business competition between other organizations and Party A, including but not limited to the establishment of an organization of the same business with Party A or serving another rival of Party A (both parties may sign Appendix 2 hereof, namely Contract on Prohibition of Business Competition).

Article 10 Ownership of Documents and Articles

10.1	The documents drawn up or compiled by Party B for the businesses or affairs of Party A when serving Party A (including but not limited to contracts, agreements, advisory opinions, work reports, letters, faxes, call records, customer lists, notes, memorandums and plans, etc) as well as the office facilities, communication equipment, transport facilities and other articles equipped for Party B should belong to Party A at any time.

10.2	At any time after the Contract expires or in the Contract term, Party A shall have the right to ask Party B to return the aforesaid documents, materials and articles.

Article 11 Alteration and Cancellation of the Contract

11.1	Alteration of the Contract

11.1.1	When the laws,, administrative rules and regulations serving as basis of the Contract alter, corresponding content of the Contract should also be altered; and

11.1.2	When the objective circumstances serving as basis of the Contract change significantly and result in the performance failure of the Contract, corresponding content of the Contract may be altered on the basis of consensus of both parties.

11.2	When Party B is in one of the following circumstances, Party A may unilaterally and immediately cancel the Contract without advance notice and any compensation to Party B and, if any losses are hereby caused to Party A, Party A shall have the right to claim for compensation.

11.2.1	Party B is still in probation period;

11.2.2	Party B seriously violates any provisions herein;

11.2.3	Party B commits damages, waste, theft, embezzling the properties of Party A, serious negligence of duties and/or jobbery and hereby causes serious damages to interests of Party A;

11.2.4	Party B commits fight or any other acts seriously affecting social order and hereby damages the reputation of Party A;

11.2.5	Party B discloses the secrets of Party A or its customers, or does business competition with Party A or takes part in the business competition between other organization(s) and Party A within Contract term and hereby causes significant economic losses or reputation damage to Party A or its customers; or

11.2.6	Party B is prosecuted for criminal liabilities.

11.3	In the case of one of the following circumstances, Party A may cancel the Contract:

11.3.1	Due to the restructuring, technological progress and/or business changes of Party A, Party B in unable to adapt to the job demands of Party A and fails to meet the job demands even after trainings;

11.3.2	Party B suffers from a disease or non-work-related injury and is unable to take the original work or another work assigned by Party A after the period of medical treatment specified by relevant labor law of China;

11.3.3	Party B is incompetent for his or her job and is still incompetent after being trained or transferred to another post by Party A;

11.3.4	When the objective circumstances serving as basis of the Contract change significantly and result in the performance failure of the Contract, and both parties fail to reach consensus about the changed issues after consultation;

11.3.5	Other circumstances in which it is specified by relevant laws and regulations that Party A may terminate the Contract unilaterally after giving a notice to Party A thirty days in advance occur; or

11.3.6	In any other circumstances of cancellation or termination of the Contract, Party B shall have no right to claim for other kinds of compensation from Party A.

11.4	When Party B is in one of the following circumstances, Party A must not cancel the Contract:

11.4.1	It is confirmed that Party B has lost work capacity partially or completely due to a work-related injury or it suffers from an occupational disease; or

11.4.2	Party B is still in the gestational period, perinatal period and lactation period.

11.5	Unless the Contract specifies otherwise, if Party B intends to cancel the Contract, it should inform Party A of the intent in written form thirty days in advance. After Party B has worked for thirty days after that and finished the handover formalities, Party A should agree to cancel the Contract and pay Party B his or her remuneration of that month, if there are no special causes.

11.6	If Party B leaves Party A without informing Party A of its intent of leaving thirty days in advance or has not worked for thirty days after that, it must pay liquidated damages to Party A. Hereunder is the standard for calculation of liquidated damages:

(30 days – the actual working days of Party B in the thirty days) × the standard daily wage of Party B

11.7	If the amount calculated as per the standard above is lower than the actual loss suffered by Party A, Party A shall have the right to claim for recovery of the gap.

11.8	If Party B who has been trained with the expenses paid by Party A cancels the Contract, it should compensate Party A for the training expenses according to the training contract signed between them.

Article 12 Termination and Renewal of the Contract

12.1	In one of the following circumstances, the Contract shall terminate at once:

12.1.1	The Contract term expires;

12.1.2	Party B is deceased, or is dead or missing as announced by the people’s court; or

12.1.3	Party A suffers from bankruptcy or dissolution according to law.

12.2	Party A should, thirty days prior to the expiry date of the Contract, inform Party B of its intent of terminating or renewing the Contract in written form. Through consultation, both parties should fulfill the formalities about termination or renewal of the Contract.

12.3	In case that both parties agree to terminate the Contract, Party A should show Party B documentary evidence about the termination and both parties should fulfill relevant formalities.

Article 13 Liabilities for Breach of Contract

13.1	Either party violating provisions herein should bear the liabilities for breach of contract and make corresponding compensation for the economic losses hereby caused to the other party.

13.2	In the case that Party B violates any provisions herein and hereby causes losses to Party A, Party A shall have the right to deduct corresponding amount from any amounts payable to Party B and claim for recovery of the gap from Party B.

Article 14 Delayed Exercise of Rights

14.1	The delayed exercise of any rights herein by Party A or Party B doesn’t means it has given up the rights, and Party A or Party B reserves the right to claim for compensation when the other party violates the Contract and hereby causes losses to it.

Article 15 Disputes Settlement

15.1	In case that both parties have any disputes about the effect, interpretation, performance and other issues of the Contract, they should settle them through friendly consultation first. If consultation fails, either party shall have the right to apply to the competent labor dispute arbitration institution for arbitration and have the disputes settled according to legal rules.

Article 16 Constitution of the Contract

16.1	The Contract consists of its main body and the following appendixes:

16.1.1	Appendix 1: Contract on Protection of Business Secret;

16.1.2	Appendix 2: Contract on Prohibition of Business Competition; and

16.1.3	Appendix 3: Supplemental Agreement of the Labor Contract

Article 17 Supplementary Provisions

17.1	The Contract shall come into effect after it is signed or sealed by both parties. Both parties may sign supplementary agreements to make alterations in written form for relevant provisions herein.

17.2	The Contract is made in duplicate, with each party holding one which shall have the equal legal effect.

17.3	Supplementary provisions:

Party A:

Authorized representative:

Party B (signature):

Signed on:

Signed at:

Appendix 1

Contract on Protection of Business Secret

Party A:

Party B:

No.:

Party A (Company):

Address:

Legal representative:

Party B (employee):

ID card No.:

Article 1 Contract Purpose

1.1	In view that Party A and Parry B has entered the Labor Contract on (date) which stipulates rights and obligations of the both parties, Party B becomes the employee of Party A;

1.2	In view of Party B’s job and position, Party B has the opportunity to learn or contact Party A’s business secret, and also because that these business secrets are important intangible assets of Party A,

1.3	Party A and Party B have entered into the following Contract on Protection of Business Secret according to the Labor Law of the People’s Republic of China and on the basis of equality, voluntariness and unanimity through consultation with the purpose to protect the company’s business secret as well as the legitimate rights of labors.

Article 2 Contractual Obligations to A Third Party

2.1	Party B guarantees that when he joins Party A as an employee, he is free from any obligation on business secret protection and non-use for any company served previously and does not undertake any business competition restriction obligations. Party B further guarantees that the concluding of the Contract between Party A and Party B and the use of any information, knowledge and skills of Party B when serving Party A will not cause the breach of contract of Party B or constitute any infringement to any third party.

Article 3 Confirmation of Business Secret

3.1	Party B recognizes that the protection of business secret, including external confidential information, is a major issue related to Party A’s survival and development. To this end, Party B voluntarily assumes obligation to protect all business secret of Party A.

Article 4 Scope of Business Secret

4.1	Business secret in the Contract means business secret, technical information, business information, proprietary information and any other data and information in any form not known to the public possessed by Party A or affiliate in confidential way of which Party B obtained in the Labor Contract performance process and the process providing services for Party A or any affiliate designated by Party A. These business secrets may be related to (i) Party A, (ii) the affiliate, (iii) clients, customers, consultant, licensors, sub-licensors of Party A or the affiliate or (iv) other entity with business relationship or contract relationship with Party A or the affiliate, including but not limited to the following information:

(a)	Proprietary technology, design, programming, software, databases, management systems and content

(b)	Business plan, development plans, the progress of implementation and its results

(c)	Real estate /housing sales, leasing and service information.

(d)	Real estate /housing customers list, customer/ market information (including but not limited to customers of Party A’s regional franchisor or sub-franchisor or customers of Party A’s affiliate that Party B contacts in the employment term for business demands)

(e)	Management and business operation and decision-making, managerial know-hows

(f)	Business or market expansion plans, market situation analysis, marketing strategy

(g)	Pre-tender and contents of biding documents and other information during the bidding process

(h)	Financial information

(i)	HR information

(j)	Information about collaboration with other companies related to the business.

4.2	The behavior of the contract conclusion by Party A and Party B will be deemed as taking security measures for confidential information. It is unnecessary for Party A to take security measures for above confidential information.

4.3	Regardless of the legal form, the affiliate means the entity already existing or to be established in domestic China or overseas which is directly or indirectly in holding relationship or under the holding together of another entity. The entity shall include, but not limited to Party A’s parent company, subsidiaries, branch offices, other companies invested by the parent company or representative body set up in China or overseas.

Article 5 Ownership of Work Results

5.1	Work results mean all or partial results obtained independently by Party B or jointly by Party B and other person through R&D, translation or acquisition before the termination or release of the labor relation between Party B and Party A or within one (1) year after the contract release for any reason, including but not limited to patents, trademarks, copyrights, business secret, trade secrets and proprietary technology. All these items shall be related to existing products, expected products, plans or services of Party A or the affiliate in any way, or be related to work allocated to Party B in any way, regardless that (i) whether the patent can be applied for and whether they are protected by copyright or trademark, (ii) whether they are produced in tangible form or used in practice, (iii) whether they are produced in the normal operation time of Party B, and (iv) whether they are produced in the office space of Party A.

5.2	Party B agrees that, (i) to the maximum extent permitted by law, all rights related to work results belong to the original acquisition of Party A; (ii) if for legal reasons Party A is not allowed to originally acquire these rights, Party B will deem that it has waived any and all rights of the working results that include intellectual property rights from the very beginning; if above rights can not be waived or transferred to Party A by law, Party A, the affiliate and the respective successors or assignees shall be entitled to use these working results. In addition, Party B shall not put forward any rights requirements to Party A, the affiliate and the respective successors or assignees

5.3	According to Party A’s requirements, Party B shall disclose any technology, data or other related information of any and all working results that are important or can not be separated with the working results to Party A or personnel designated by Party A.

5.4	As for Party B’s work nature and contribution to work results, Party B acknowledges and agrees that the remuneration paid by Party A to Party B has included all remuneration for completion any work results under the Contract.

5.5	For non-work results made by Party B before the termination of the labor relationship between Party B and Party A and or within one (1) year after the termination of the labor relationship that are related to the business scope of Party A, Party A has the priority to be assigned/ licensed to use these results. Under the same conditions, Party B shall assign or license non-work results to Party A to use. Party A shall pay reasonable remuneration to Party B by means of agreed price, becoming a shareholder or others.

5.6	All work results, confidential information, equipment, documents and materials (including but not limited to computers, floppy disks, drawings, data, models, experimental records, work manuals, exchanged letters, fax, telephone records, customer lists, notes, memoranda, plans) and others prepared by Party B when serving Party A which are related to Party A’s business and career, shall be, at any time, owned by Party A. Besides, Party A shall, at any time after the termination of the labor relationship between Party B and Party A or the valid period required by Party A, immediately return or, in accordance with Party A’s requirements, destroy the above documents and data. Party B is not allowed to retain copies of above-mentioned work results, confidential information, equipment, documents and information in any form.

Article 6 Confidential Obligations

6.1	Party B guarantees to strictly keep confidentiality for business secret mentioned in Article 4 hereof, unless i) it is necessary, as required by work for the fulfilling of obligations to Party A and as being instructed by Party A, to disclose to other employees or clients (including potential clients to be developed) of Party A who are expected to know the above contents to the extend required by the business; ii) getting the prior written consent of Party A; iii) according to mandatory requirements of relevant Chinese laws and regulations:

(a)	Shall not allow others to access, use or plan to use such information;

(b)	Shall not, directly or indirectly disclose any confidential information to unrelated personnel in the company or any third party;

(c)	Shall not, directly or indirectly, use or plan to use;

(d)	Shall not copy or disclose documents or copies of documents containing the company’s business secrets

(e)	Shall properly deal with documents provided by the company’s clients under the safekeeping or contacted for work demands and shall not use beyond the working scope.

6.2

Although part or individual elements of business secret or confidential information mentioned in Article 4 hereof have been known, other parts or information as a whole have not been known and are still have value for confidentiality. To this end,

Party B agrees that the disclosure to the public of part or individual elements will not affect the confidentiality obligations for other confidential information. Party B shall also not use this information, or induce a third person to sort out Party A’s business secrets by collecting public information and thus to prove the no longer existence of business secrets.

Article 7 Effect Severability

7.1	Any specific provision of the contract changed through consultation of contractual parties, judged by the court to be invalid or needed to be changed will not affect the effect of other parts.

Article 8 True Meaning Statement

8.1	The contract is entirely concluded based on the real intention of both Party A and Party B. Party B has not received any implication or enforcement of Party A and accepts all the times, regions and fields voluntarily.

Article 9 Liability for Breach of the Contract

9.1	If Party B breaches any provision of this contract, it shall immediately cease the violation and pay the penalty no less than the amount of 6 months’ salaries as well as cost for survey and hiring a lawyer that have been pre-paid by Party A. If the loss incurred to Party A by Party B is more than the penalty, Party B shall compensate for the balance. Party A is entitled to deduct the loss compensation amount from any sum of money to be paid to Party B and to claim compensation from Party B for the shortage part.

9.2	After Party B pays the penalty for his/her breach of contract to Party A according to provisions above, Party A is entitled to request Party B continuing to fulfill his obligations under the contract.

Article 10 Dispute Settlement

10.1	Any dispute aroused or related to the contract shall firstly settled by the two parties through friendly consultation. If consultation fails, either party shall have the right to take the dispute to the people’s court of the region where the contract is signed.

Article 11 Supplementary Provisions

11.1	Titles in the contract is for reference only which shall not be considered as part of the contract or affect the contract meaning or interpretation.

11.2	The contract is an inseparable appendix of the Labor Contract entered by the two parties and shall have the same legal effect as the Labor Contract.

11.3	The contract is in two copies, one for each party with the same legal effect.

11.4	The contract will take effect after being signed and sealed by Party A and signed by Party B. Unless being agreed to be terminated by both parties in written form, all terms and conditions of the contract will be in effect for long-term and will not become invalid along with the termination or release of the Labor Contract.

Party A (Company):

Authorized Representative:

Signature of Party B:

Contract Signing Time:

Contract Signing Location:

Appendix 2

Contract on Prohibition of Business

Competition

Party A:

Party B:

No.:

Party A (Company):

Address:

Legal representative:

Party B (employee):

ID card No.:

Article 1 Contract Purpose

1.1	In view that Party A and Parry B has entered the Labor Contract on (date) which stipulates rights and obligations of both parties, Party B becomes the employee of Party A;

1.2	In view of Party B’s job and position, Party B has the opportunity to learn or contact Party A’s business secret, and also because that these business secrets are important intangible assets of Party A,

1.3	Party A and Party B have entered into the following Contract on Prohibition of Business Competition according to the Labor Law of the People’s Republic of China and on the basis of equality, voluntariness and unanimity through consultation with the purpose to protect the company’s business secret as well as the legitimate rights of labors.

Article 2 Competition Restriction

2.1	Party B promises that, within the duration of labor relationship with Party A and within months after the termination of the labor relationship of Party A and Party B, it shall not establish or participate in the establishment of any production or operation enterprise/ company in the same type with Party A and in the competition relationship or other interest relationship with Party A in the region of , or be employed by a third party in the same type with Party A and in the competition relationship or other interest relationship with Party A no matter part-time work or full-time work, and no matter being paid or unpaid.

2.2	Party B promises, within the duration of labor relationship with Party A and within months after the termination of the labor relationship of Party A and Party B, it shall not serve any branch or franchised store of Party A, no matter part-time work or full-time work, and no matter being paid or unpaid.

Article 3 Prohibition on Customer Snatching

3.1	Party B shall not, within the duration of labor relationship with Party A and within months after the termination of the labor relationship of Party A and Party B, directly or indirectly influence or attempt to influence the company’s customer relationships, including, but not limited to primary products supplier customers and enterprise products sales customers, resulting in the departure of the company’s customers or potential customers from Party A.

Article 4 Prohibition on Inducing Employees

4.1	Party B shall not, within the duration of labor relationship with Party A and within months after the termination of the labor relationship of Party A and Party B, directly or indirectly help others to induce by improper means Party A’s employees being disclosed with the company’s business secrets or assuming key positions to leave the company.

Article 5 Compensation

5.1	Although the above business secret, customer contact and other rights and interests are legitimate rights and interests of Party A, a certain degree of compensation shall be made by Party A to Party B for any loss Party B may suffer for assuming the above mentioned obligation.

5.2	Party A and Party B confirm that salary obtained monthly by Party B from Party A in accordance with relevant provisions in the Labor Contract entered by the two parties on (date) has contain the wage and the above-mentioned compensation for Prohibition of Business Competition.

Article 6 Contract Termination

6.1	The contract will automatically terminate under the following circumstances:

6.1.1	The term of the contract (the period Party B assuming the competition restriction obligation) expires;

6.1.2	Other contract termination situation stipulate by laws and regulations.

6.2	When the contract is terminated due to the above reasons, Party B will no longer assume the competition restriction obligations and Party A will also unnecessary to pay the compensation for Party B.

Article 7 Effect Severability

7.1	Any specific provision of the contract changed through consultation of contractual parties, judged by the court to be invalid or needed to be changed will not affect the effect of other parts.

Article 8 True Meaning Statement

8.1	The contract is entirely concluded based on the real intention of both Party A and Party B. Party B has not received any implication or enforcement of Party A and accepts all the times, regions and fields voluntarily.

Article 9 Liability for Breach of Contract

9.1	If Party B breaches any provision of this contract, it shall immediately cease the violation and pay the penalty no less than the amount of 6 months’ salaries as well as cost for survey and hiring a lawyer that have been pre-paid by Party A. If the loss suffered by Party A caused by Party B is more than the penalty, Party B shall compensate for the balance. Party A is entitled to deduct the loss compensation amount from any sum of money to be paid to Party B and to claim compensation from Party B for the shortage part.

9.2	After Party B pays the penalty for his/her breach of contract to Party A according to provisions above, Party A is entitled to request Party B continuing to fulfill his obligations under the contract.

Article 10 Dispute Settlement

10.1	Any dispute aroused or related to the contract shall be first of all settled by the two parties through friendly consultation. If consultation fails, either party shall have the right to take the dispute to the people’s court of the region where the contract is signed.

Article 11 Supplementary Provisions

11.1	Titles in the contract is for reference only which shall not be considered as part of the contract or affect the contract meaning or interpretation.

11.2	The contract is an inseparable appendix of the Labor Contract entered by the two parties and shall have the same legal effect as the Labor Contract.

11.3	The contract is in two copies, one for each party with the same legal effect.

11.4	The contract will take effect after being signed and sealed by Party A and signed by Party B.

Party A (Company):

Authorized Representative:

Signature of Party B:

Contract Signing Time:

Contract Signing Location

Appendix 3

Supplemental Agreement of the Labor

Contract

Party A:

Party B:

No.:

Party A (Company):

Legal representative:

Party B (employee):

ID card No.:

In view that Party A and Parry B have entered into the No.              Labor Contract on              (date), the two parties voluntarily enter into the following Supplemental Agreement according to provisions in paragraph 6.1.3 in Article 6 in the Labor Contract:

Article 1	Due to the reason specified in paragraph below, Party B would propose a written application to Party A, requesting not to transfer Party B’s archives currently kept in talent exchange center/ institute to the company for the unified management of Party A.

(1)	Special job requirements;

(2)	Archives are kept in other cites which are difficult to be transferred to the company;

(3)	Other reasons:

Article 2	Since archives of Party B are not transferred to the company, Party A may suffer from inconvenience for unified management. To this end, Party B hereby makes the following commitments:

(1)	Earnestly abide by Party A’s various rules and regulations and strictly perform the Labor Contract entered by the two parties in the employment period;

(2)	When dismissing, strictly abide by relevant labor laws and regulations as well as provisions of the Labor Contract on time limits and procedural requirements and perform the obligations for informing, articles returning, work handover and others;

(3)	After dismissing, abide by and implement the Contract on Prohibition of Business Competition and the Supplemental Agreement of the Contract signed by the two parties;

(4)	Earnestly perform other statutory and agreed obligations.

Article 3	In case of any violation of the above commitments, Party B shall, in addition to implement relevant provisions in the Labor Contract, pay the penalty at the amount no less than the salary of a month (in case of any violation of the confidentiality and competition restriction provisions, the Contract on Prohibition of Business Competition and the Supplemental Agreement of the Labor Contract shall be implemented); if the violation also results in any loss of Party A, Party B shall also make compensation for Party A according to actual situation.

Article 4	The Agreement is the supplemental agreement of the Labor Contract. In case of any conflict, the Agreement shall prevail.

Article 5	The Agreement is in two copies and will take effect since the date it is signed and sealed by both parties.

Party A (Company):

Authorized Representative:

Signature of Party B:

Contract Signing Time:

Contract Signing Location: